Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT: John Sztykiel, CEO
Spartan Motors, Inc. (517) 543-6400
or
Jeff Lambert, Paula MacKenzie (jlambert@lambert-edwards.com)
Lambert, Edwards & Associates, Inc. (616) 233-0500

Spartan Motors Announces Consolidation of Fire Apparatus Subsidiaries
Luverne Fire Apparatus and Quality Manufacturing combining into new company: Crimson Fire

CHARLOTTE, Michigan, November 18, 2002 -- Aimed at accelerating its growth and increasing market share in the fire apparatus industry, Spartan Motors, Inc. (Nasdaq: SPAR) today announced a plan to consolidate its Luverne Fire Apparatus and Quality Manufacturing subsidiaries into a new company that will do business as Crimson Fire. Efforts to consolidate the two subsidiaries will begin immediately, with Crimson Fire beginning operations on January 6, 2003.

The Charlotte, Mich.-based manufacturer of fire truck chassis, emergency-rescue vehicles and motorhome chassis said that combining the two custom fire truck manufacturers will allow it to expand its dealer base, broaden its product mix, share best practices and leverage its engineering expertise, while creating opportunity for accelerated growth. Luverne and Quality both build fire trucks for the middle to premium market, but distribute their products in different regions of the country and have complementary geographical strengths. By combining the two operations, Crimson Fire will offer a broader product mix and have the ability to expand distribution nationally beyond the current regional efforts. Crimson Fire will offer a combined product offering from both subsidiaries, including heavy-duty pumpers, tankers, aerials, rescue vehicles and highly customized fire trucks built exactly to customer specifications.

"Spartan's fire truck units were selling to similar customers who wanted mid-range to premium- priced features, many times offering overlapping features or competing with one another for the same business," said John Sztykiel, chief executive officer of Spartan Motors. "By bringing these two units together, we can offer customers a full breadth of product features at any price point from one source. This brings several benefits to our customers, who will now have a full range of product features when selecting the apparatus they need. It will also mean a more comprehensive sales force and dealer network to serve fire departments in every region of the country.

"While Luverne and Quality have shown improvement over the past few years, they still only have three percent market share in a fire truck market that is wide open for growth. We believe the increased focus of one company, including some key staff changes and reconfiguring the distribution network, will immediately put Crimson Fire in a position to win market share, principally from the few high volume players that make up more than 50 percent of the market."

- more -

Spartan Motors/page 2 of 3

Both companies, along with ambulance manufacturer Road Rescue Inc., are part of the Spartan Motors' Emergency Vehicle Team (EVTeam) segment, which represents approximately 27 percent of Spartan's overall business or $68 million in annual sales. Spartan said the consolidation and aggressive growth plans for the EVTeam companies are forecasted to drive a 20 percent increase in sales and 60 percent increase in earnings for the EVTeam in the next two years.

"When we acquired the EVTeam companies, our priority was always to operate them as individual profit centers. They do not get preferential treatment when they buy Spartan chassis, and this will not change with Crimson Fire," said Sztykiel. "Of course, we also see their use of the Spartan chassis as a competitive advantage that Crimson Fire can use to move from a regional apparatus company to among the leaders in the industry."

Crimson Fire will operate from Luverne and Quality's current facilities in Brandon, S.D. and Talladega, Ala., respectively. Jeff Lautt, who has served as president of Luverne for nearly four years, will assume the role of president of Crimson Fire. Brian Bennett, president of Quality Manufacturing, is retiring from the company effective today.

Spartan Motors said the decision to consolidate Luverne and Quality follows an extensive internal operational review as well as an independent market research study on the fire truck industry. Key findings of the research include:

•	Luverne and Quality have succeeded primarily due to their exceptional products, despite being lesser known in the industry and having limited geographic penetration.
•	The fire truck industry is highly fragmented and, as a result, there is great opportunity to capture market share.
•

Customers care most about product quality and performance, followed by the reputation and services of manufacturers and dealers. Luverne and Quality have strong reputations with their existing customers and proven products, but lack broader awareness in the industry due to their separate and limited dealer networks.

•

Consolidating the two companies rather than running them independently or selling them will accelerate profitability and dramatically improve economic value-added results as measured by the Company's SPAR (Spartan Profit and Return) program. Crimson Fire is forecasted to generate a return on invested capital of 20 percent by 2005.

"We did extensive financial analysis and market research to arrive at this consolidation plan, and we felt it was important to share the details of the process we went through," said Sztykiel. "We are not the type of company that announces a major initiative, but provides very vague details. We want all our stakeholders to understand why we made the decision, what it means today, and what impact it will have on the future."

Additional details of Spartan Motors' evaluation and implementation plan for the Luverne and Quality consolidation can be found at a dedicated website at www.spartanmotors.com/crimson.asp.

Spartan Motors said that the consolidation of operations will result in a reduction of the combined Luverne and Quality workforce by approximately 10 percent over the next three to four months. The subsidiaries currently employ a total of 130 people.

- more -

Spartan Motors/page 3 of 3

Other components of the integration plan include:

•

Dealer Expansion and Support: Crimson Fire will work with the existing dealer network that previously served Luverne and Quality to be sure that excellent dealer support exists for customers throughout the country. Crimson Fire will be adding dealers to the network to ensure comprehensive coverage of each region of the country. The company also intends to implement new training programs and regional sales meetings to grow dealer knowledge and sales.

•

Increased Sales and Marketing : A broadened geographic focus will be a priority with both manufacturing facilities staying online and Crimson Fire's plan to hire additional regional sales staff so that more areas of the country will have dedicated sales professionals to assist customers and dealers. In addition, Crimson Fire intends to better leverage its use of Spartan chassis and their strong acceptance with fire departments nationwide to better position its product line against the larger vertically integrated OEMs. Spartan has fire truck chassis in every state in the nation, encompassing thousands of fire districts.

•	Purchasing Consolidation: Consolidated purchasing opportunities will strengthen Crimson Fire's partnerships with suppliers, while creating opportunities to reduce costs and improve terms.
•

Manufacturing/Engineering Resources: The two combined companies will share best practices in product engineering and manufacturing and work jointly on new product development. Both companies have introduced new innovations to the market that will now be available across the product spectrum.

"There is great potential for Crimson Fire to be a leader in the fire apparatus category in the years to come," said Jeff Lautt. "A combination of macro-economic factors such as the Bush Administration's $3.5 billion Homeland Security budget for first responders as well as industry-specific factors like the increased emphasis on strong dealer service and product innovation make the timing for this consolidation ideal.

"We are confident we can increase market share with a greater focus on distribution, sales and marketing and smart operational execution. The industry -- both dealers and customers -- are looking for a high quality, professional, cost-competitive manufacturer that is also easy to do business with. We expect Crimson Fire to be that solution and look forward to creating significant earnings growth, sales growth and shareholder value through this initiative."

Spartan Motors acquired both Luverne and Quality in August 1997. Both companies have been in the fire apparatus manufacturing business for a combined 130 years, with Luverne celebrating its 90th anniversary and Quality celebrating its 40th anniversary this year.

Spartan Motors, Inc. (www.spartanmotors.com) is a leading developer and manufacturer of custom chassis for recreational vehicles, fire trucks, ambulances and other specialty vehicles. The Company also owns ambulance manufacturer Road Rescue Inc. and rescue vehicle manufacturer Crimson Fire, formerly Luverne Fire Apparatus and Quality Manufacturing.

The statements contained in this news release include certain predictions and projections that may be considered forward-looking statements by the securities laws. These statements involve a number of risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices, and actual results may differ materially.

# # #